Exhibit 10.4

AMENDMENT NO. 1

TO

COMMON STOCK PURCHASE WARRANT

THIS AMENDMENT (this “Amendment”), dated as of April 1, 2014, to the Common Stock Purchase Warrant referred to below is entered into by and between PSM Holdings, Inc., a Delaware corporation (the “Company”), and ___________ (the “Warrant Holder”).

RECITALS:

WHEREAS, On ___________, 2014, the Company issued to the Warrant Holder Common Stock Purchase Warrant No. ___________ relating to the purchase of up to ___________ shares of Common Stock of the Company (the “Original Warrant”); and

WHEREAS, the parties hereto now wish to amend the Original Warrant to reflect adjustments in the conversion price of the Company’s Series A and Series B 6% Preferred Stock;

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

1.     DEFINITIONS. Reference is hereby made to the Original Warrant for a statement of the terms thereof. All terms used in this Amendment which are used but not otherwise defined herein shall have the same meanings herein as set forth in the Stock Purchase Agreement.

2.     AMENDMENT TO SECTION 6 (Adjustments). Paragraph (j) is added to Section 6 of the Original Warrant to read as follows:

(j)     Notwithstanding any other adjustment pursuant to this Section 6, in the event the conversion price of the Company’s Series A 6% Preferred Stock or the Series B 6% Preferred Stock shall be adjusted from time to time in accordance with the Certificate of Designations, Preferences and Rights for the Series A 6% Preferred Stock and the Series B 6% Preferred Stock, then the Warrant Price shall be decreased to an amount equal to the adjusted conversion price of the Series A and Series B 6% Preferred Stock.

3.     EFFECTIVE DATE. Notwithstanding the date of this Amendment, the terms of this Amendment shall apply to transactions occurring prior to the date hereof.

4.     GENERAL PROVISIONS.

(a)     The Company hereby confirms that each representation and warranty made by it under the Original Warrant was true and correct when made as of the issuance date of the Original Warrant, except to the extent that any such representation or warranty expressly related solely to an earlier date (in which case such representation or warranty was true and correct on and as of such earlier date), and that no default or any event that with the passage of time or giving of notice would constitute a default, has occurred or is continuing under the Original Warrant.

(b)     Except as amended hereby, the Original Warrant shall continue to be, and shall remain, in full force and effect. Except as provided herein, this Amendment shall not be deemed (i) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Original Warrant or (ii) to prejudice any right or rights which the Warrant Holder may now have or may have in the future under or in connection with the Original Warrant or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or otherwise modified from time to time.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

PSM HOLDINGS, INC.
By: __________________________________ Name: Kevin Gadawski Title: President and CEO

By: __________________________________ Name: Title:

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Table of Warrant Holders

Warrant Holder	Original Issuance Date	Warrant No.	Number of Warrants
James Miller	February 13, 2014	W2014-1	50,000
Richard Carrington	February 13, 2014	W2014-2	50,000
Michael Margolies	February 13, 2014	W2014-3	20,000
Kevin Gadawski	February 13, 2014	W2014-4	4,000
Michael Margolies	February 13, 2014	W2014-5	30,000
LB Merchant PSMH-1, LLC	March 13, 2014	W2014-6	50,000
Citizens State Bank	March 13, 2014	W2014-7	200,000
Jeffrey R. Smith	March 13, 2014	W2014-8	50,000
Total			454,000